SEABRIDGE GOLD INC.


                                                        CUSIP # 811916105
                                                        SCRIP COMPANY CODE: STDQ


TO:  REGISTERED AND BENEFICIAL SHAREHOLDERS

In accordance with National Instrument 54-102 Interim Financial Statement and Report Exemption, Seabridge Gold Inc. will mail interim financial statements directly to shareholders upon receipt of such requests from our shareholders.

If you wish to continue to receive interim financial statements by mail please complete the lower portion of this form and return it to Computershare Trust Company of Canada at the following address:

     Computershare Trust Company of Canada
     100 University Avenue, 9th Floor
     Toronto, Ontario  M5J 2Y1
     Canada

I hereby certify that I am the beneficial owner of Common Shares of Seabridge Gold Inc.

                                  PLEASE PRINT


NAME:     ______________________________________________________

ADDRESS:  ______________________________________________________

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PROVINCE/STATE:________________________ POSTAL/ZIP CODE: __________


SIGNATURE: __________________________________